Execution Copy

ASSIGNMENT AND ASSUMPTION AGREEMENT

In consideration of the payment of the purchase price (and for other good and valuable consideration paid, the receipt and sufficiency of which are hereby acknowledged) in connection with the sale of the assets described in the Asset Purchase Agreement entered into by TP Corporation (the "Assignor") and g8wave, Inc. (the "Assignee") dated April 21, 2006 (the "Asset Purchase Agreement"), the Assignor hereby assigns, transfers, grants and conveys unto the Assignee, all of Assignor's right, title and interest in and to that certain Music Sector Agreement for the Provision of Premium Rate Telephone Services, Premium Text Services, dated May 2005 between Assignor and Metallica, a copy of which is attached hereto as Exhibit A (such agreement being hereinafter called the "Metallica Agreement").

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, successors and assigns.

Assignee hereby accepts the foregoing assignment of the Metallica Agreement from Assignor and assumes and agrees to abide by and perform all of Assignor's obligations arising in respect thereof on and after the date hereof.

[Remainder of Page Intentionally Left Blank]

Executed under seal as of the 12th day of May, 2006.

ASSIGNOR:

TP CORPORATION

By: ______________________
Name:
Title:

ASSIGNEE:

G8WAVE, INC.

By: ______________________
Name:
Title:

1311776.2

Exhibit A
Metallica Agreement

[To be attached.]